Exhibit 99.1
New Relic Announces Second Quarter Fiscal Year 2023 Results
Exceeded high-end of guidance for revenue and non-GAAP operating profit
Focused execution drove revenue of $226.9 million, reduced GAAP operating loss and achieved non-GAAP profitability one quarter earlier than planned
San Francisco – November 8, 2022 – New Relic, Inc. (NYSE: NEWR), the all-in-one observability platform for every engineer, today announced financial results for the second quarter of fiscal year 2023.
“Our focused execution against our key priorities enabled us to beat the high-end of our guidance. We continue to innovate rapidly to further expand our all-in-one observability platform,” said New Relic CEO Bill Staples. “We feel very well positioned as a strategic partner to our customers helping them standardize their observability practice on New Relic, which can improve uptime and grow revenue, accelerate time to market, and lower tooling and engineering cost. We are winning new platform customers at industry leading levels and seeing continued success with customers expanding their use of the platform.”
Fiscal 2023 Second Quarter Results:
•Revenue: Second quarter revenue was $226.9 million, up 16% from $195.7 million one year ago.
•Gross Margin and Non-GAAP Gross Margin(1): Second quarter gross margin was 72%, compared to 67% one year ago, an increase of 5 percentage points year over year. Non-GAAP gross margin for the second quarter was 74%, compared to 69% one year ago, up 5 percentage points year over year.
•Operating Income and Non-GAAP Operating Income(1): Second quarter loss from operations was $(45.3) million, compared to $(47.0) million one year ago, an improvement of $1.7 million year over year, and an improvement of $10.4 million quarter over quarter. Non-GAAP operating income for the second quarter was $6.9 million, compared to $(6.4) million loss one year ago, an increase of $13.3 million year over year, and an increase of $24.0 million quarter over quarter.
•Net Income Per Share and Non-GAAP Net Income Per Share(1): For the second quarter, fully diluted net loss per share was $(0.70), compared to $(0.84) one year ago, while non-GAAP fully diluted net income per share was $0.13, compared to $(0.10) loss per share one year ago.
•Cash, Cash Equivalents and Short-Term Investments: Second quarter cash, cash equivalents and short-term investments were $833.3 million.
•Cash Flows From Operating Activities and Free Cash Flow: Trailing four quarter cash flows from operating activities was $36.3 million, compared to $(5.3) million one year ago, an increase of $41.6 million year over year. Trailing four quarter free cash flow was $16.4 million, compared to $(26.9) million one year ago, an increase of $43.3 million year over year.
Recent Business Highlights:
•Launching Vulnerability Management Public Preview — Launched Vulnerability Management public preview, empowering organizations to manage their security posture and risk as a core part of their observability strategy.
•Expanding the New Relic All-in-one Observability Platform — New Relic launched support for Amazon Virtual Private Cloud (VPC), released product integrations with GitHub, Lacework, and Snyk to address security scenarios of the platform, and expanded New Relic Instant Observability, the industry’s largest open source integrations ecosystem to cross 500 integrations, tools, and pre-built observability resources.
•Empowering More Users – New Relic launched a refreshed single user interface (UI), enhanced collaboration and joined the Atlassian Platform Partner Program as part of the Atlassian Open DevOps solution, launching an integrated New Relic Errors Inbox with Atlassian Open DevOps to easily access and track software errors from inside Jira Software.

•New Customer Traction – Our product-led growth (PLG) engine added more than 800 net new paid platform customers during the second quarter. In addition, large enterprise customers like Tesco and Confluent committed to the New Relic all-in-one platform as the standard observability platform for their businesses.
•Building Out the Leadership Team – New Relic added three key leaders to drive our consumption business including Mark Dodds as Chief Revenue Officer, David Barter as Chief Financial Officer, and Siva Padisetty as SVP and GM of Telemetry Data Platform and Global Infrastructure.
•Attracting Top Talent – New Relic was named a 2022 Best Workplace in Technology by Fortune, and earned a spot on Peoples’ 2022 Companies that Care list.
•Deepening our Commitment to Environmental, Social, and Governance (ESG) Initiatives – Published our inaugural New Relic Impact report highlighting the results of weaving ESG initiatives into the strategy for our technology, people, and business. Download the report at www.newrelic.com/esg.
Financial Outlook:
New Relic is providing guidance for its fiscal third quarter ending December 31, 2022 as follows:
•Revenue between $230 million and $235 million, representing year-over-year growth of 13.0% and 15.4% respectively.
•Non-GAAP income from operations between $9 million and $11 million(2).
•Non-GAAP net income attributable to New Relic per diluted share between $0.14 and $0.17(2).
New Relic is providing updated guidance for its fiscal year ending March 31, 2023 as follows:
•Revenue between $912 million and $920 million, representing year-over-year growth of 16.1% and 17.1% respectively.
•Non-GAAP income from operations between $8 million and $12 million(2).
•Non-GAAP net income attributable to New Relic per diluted share between $0.16 and $0.22(2).
Conference Call Information:
New Relic will host a conference call at 2:00 p.m. PT / 5:00 p.m. ET to review the financial results and business outlook with the investment community. A live webcast and replay of the event will be available on the New Relic Investor Relations website at http://ir.newrelic.com.

What:	New Relic second quarter of fiscal year 2023 results conference call
When:	November 8, 2022 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time
Online Registration:	https://events.q4inc.com/attendee/698633280
_______
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation from GAAP to Non-GAAP Results” below for details.
(2) New Relic has not reconciled its expectations as to non-GAAP income from operations or non-GAAP net income per diluted share to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense, lawsuit litigation cost and other expense, employer payroll taxes on equity incentive plans and gain or loss from lease modification. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to New Relic’s results computed in accordance with GAAP.

About New Relic
As a leader in observability, New Relic empowers engineers with a data-driven approach to planning, building, deploying, and running great software. New Relic delivers the only unified data platform that empowers engineers to get all telemetry—metrics, events, logs, and traces—paired with powerful full stack analysis tools to help engineers do their best work with data, not opinions. Delivered through the industry’s first usage-based consumption pricing that’s intuitive and predictable, New Relic gives engineers more value for the money by helping improve planning cycle times, change failure rates, release frequency, and mean time to resolution. This helps the world’s leading brands including adidas Runtastic, American Red Cross, Australia Post, Banco Inter, Chegg, GoTo Group, Ryanair, Sainsbury’s, Signify Health, TopGolf, and World Fuel Services (WFS) improve uptime, reliability, and operational efficiency to deliver exceptional customer experiences that fuel innovation and growth. www.newrelic.com.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding: (a) our plans and intentions to further expand our platform, win new customers, and expand existing relationships; (b) our expectations regarding future financial performance, including our ability to deliver healthy levels of revenue growth and profitability; (c) our commitment to certain initiatives and strategic plans and our ability to accomplish them, including our environmental, social, and governance initiatives; (d) our outlook on financial results for the third quarter and the full year of fiscal 2023, including as to revenue, expected year-over-year revenue growth, non-GAAP income from operations, non-GAAP net income attributable to New Relic per diluted share, accelerating revenue growth, and non-GAAP profitability in fiscal 2023, and the drivers and various factors related thereto; (e) our expectations for the impact of macroeconomic factors on our business and financial results, including the anticipated impact of foreign exchange rates; (f) anticipated market trends and growth rates in the intermediate and long term, including our ability to achieve our goal of profitable growth; (g) our expectations for the results of efforts to drive breadth and depth of adoption across our customer base; (h) the relationship between consumption, CRR, and ACR, and profitable growth and value creation in the long-term, as well as potential trends in commitments and consumption over commitments going forward; (i) expectations for our vulnerability management product, including timeline for general availability and anticipated customer adoption; (j) New Relic’s competitive advantage obtained by its new data-centric approach; (k) anticipated impacts of the macroeconomic environment on New Relic’s business and financial results; and (l) our ability to improve efficiency and achieve lower customer acquisition costs and higher productivity in the future, as well as the results of initiatives to reduce costs. These forward-looking statements are based on New Relic’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause New Relic’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, New Relic’s ability to determine optimal prices for its products and the potential challenges presented by New Relic’s evolving pricing models; the effect of the macroeconomic factors on New Relic’s business and on global economies and financial markets generally; unfavorable movements in foreign currency exchange rates; New Relic’s ability to generate sufficient revenue to achieve and sustain profitability, particularly in light of its significant ongoing expenses; New Relic’s short operating history in an evolving industry; New Relic’s ability to manage its significant recent growth; the dependence of New Relic’s business on its customers remaining on its platform and increasing their spend with New Relic; New Relic’s ability to develop enhancements to its products, increase adoption and usage of its products and introduce new products that achieve market acceptance; the dependence on customers expanding their use of New Relic’s products beyond the current predominant use cases; the effect of the COVID-19 pandemic on New Relic’s business and on global economies and financial markets generally; New Relic’s ability to expand its marketing and sales capabilities and increase sales of its solutions; privacy concerns, including changes in privacy laws and regulations, which could result in additional cost and liability to New Relic or inhibit sales; New Relic’s ability to effectively compete in intensely competitive markets and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs, requirements or preferences; fluctuation of

New Relic’s quarterly results; New Relic’s dependence on lead generation strategies to drive sales and revenue; interruptions or performance problems associated with New Relic’s technology and infrastructure; New Relic’s dependence on SaaS technologies and related services from third parties; defects or disruptions in New Relic’s products; estimates or judgments relating to New Relic’s critical accounting policies; the expense and complexity of New Relic’s ongoing and planned investments in cloud hosting providers and expenditures on transitioning its services and customers from its data center hosting facilities to public cloud providers; risks associated with international operations; New Relic’s ability to protect its intellectual property rights; risks related to the acquisition and integration of businesses or technologies; risks related to sales to government entities and highly regulated organizations; certain risks associated with incurring indebtedness, including risks related to servicing New Relic’s convertible senior notes and related capped call transactions; and other “Risk Factors” set forth in New Relic’s most recent filings with the Securities and Exchange Commission (the “SEC”).
Further information on these and other factors that could affect New Relic’s financial results and the forward-looking statements in this press release and in the earnings call referencing this press release is included in the filings New Relic makes with the SEC from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and subsequent filings. Copies of these documents may be obtained by visiting New Relic’s Investor Relations website at http://ir.newrelic.com or the SEC’s website at www.sec.gov.
All information provided in this press release and in the earnings call is as of the date hereof and New Relic assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Non-GAAP Financial Measures
New Relic discloses the following non-GAAP financial measures in this press release and the earnings call referencing this press release: non-GAAP income (loss) from operations, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating margin, non-GAAP net income (loss) attributable to New Relic, non-GAAP net income (loss) attributable to New Relic per diluted share, non-GAAP net income (loss) attributable to New Relic per basic share and free cash flow. New Relic uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate New Relic’s financial performance. In addition, New Relic’s bonus plan for eligible employees and executives is based in part on non-GAAP income (loss) from operations. New Relic believes these non-GAAP financial measures are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. New Relic’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on New Relic’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
New Relic defines non-GAAP income (loss) from operations, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating margin, non-GAAP net income (loss) attributable to New Relic, non-GAAP net income (loss) attributable to New Relic per diluted share and non-GAAP net income (loss) attributable to New Relic per basic share as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense, (2) amortization of stock-based compensation capitalized in software development costs, (3) the amortization of purchased intangibles, (4) employer payroll tax expense on equity incentive plans, (5) amortization of debt discount and issuance costs, (6) the transaction costs related to acquisitions, (7) lawsuit litigation cost and other expense, (8) adjustment to redeemable non-controlling interest, and (9) restructuring charges. Non-GAAP net income (loss) per basic and diluted share is calculated as non-GAAP net income (loss) attributable to New Relic divided by weighted-average shares used to compute net income (loss) attributable to New Relic per share, basic and diluted, with the number of weighted-average shares decreased to reflect the anti-dilutive impact of the capped call transactions entered into in connection with the 0.50% Convertible Senior Notes due 2023 issued in May 2018. New Relic defines free cash flow as GAAP cash from operations, minus capital expenditures and minus capitalized software. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing New Relic’s operating performance due to the following factors:
Stock-based compensation expense and amortization of stock-based compensation capitalized in software development costs. New Relic utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of purchased intangibles. New Relic views amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.
Employer payroll tax expense on equity incentive plans. New Relic excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of New Relic’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of New Relic’s business.
Amortization of debt discount and issuance costs. Following New Relic’s adoption of ASU No. 2020-06, Accounting for Convertible Instruments and Contract on an Entity’s Own Equity, the expense for the amortization of debt issuance costs (including those attributable to New Relic’s convertible senior notes due in 2023) is a non-cash item, and New Relic believes the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Transaction costs related to acquisitions. New Relic may from time to time incur direct transaction costs related to acquisitions. New Relic believes it is useful to exclude such charges because it does not consider such amounts to be part of the ongoing operation of New Relic’s business.
Lawsuit litigation cost and other expense. New Relic may from time to time incur charges or benefits related to litigation that are outside of the ordinary course of New Relic’s business. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic’s business and because of the singular nature of the claims underlying the matter.
Adjustment to redeemable non-controlling interest. New Relic adjusts the value of redeemable non-controlling interest in connection with its joint venture in New Relic K.K. New Relic believes it is useful to exclude the adjustment to redeemable non-controlling interest because it may not be indicative of future operating results and that investors benefit from an understanding of the company’s operating results without giving effect to this adjustment.
Restructuring charges. In April 2021, New Relic commenced a restructuring plan to realign its cost structure to better reflect significant product and business model innovation over the prior 12 months. In August 2022, New Relic commenced a new restructuring plan to realign its cost structure with its business needs as it moves to focus its resources on top priorities. As a result of each of these restructuring plans, New Relic incurred charges of approximately $7.2 million and $12.8 million for the six months ended September 30, 2022 and 2021, respectively, for employee terminations and other costs associated with the restructuring plans. New Relic believes it is appropriate to exclude the restructuring charges because they are not indicative of its future operating results.
Anti-dilutive impact of capped call transactions. In connection with the issuance of its convertible senior notes due in 2023, New Relic entered into capped call transactions to offset potential dilution from the embedded conversion feature in the notes. Although New Relic cannot reflect the anti-dilutive impact of the capped call transactions under GAAP, New Relic does reflect the anti-dilutive impact of the capped call transactions in non-GAAP net loss attributable to New Relic per share, basic and diluted, to provide investors with useful information in evaluating the financial performance of the company on a per share basis.
Additionally, New Relic’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.
Operating Metrics
Active Customer Accounts. New Relic defines an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, aggregated at the parent hierarchy level, for which New Relic has recognized any revenue in the fiscal quarter. The number of Active Customer Accounts that is reported as of a particular date is rounded down to the nearest hundred.
Number of Active Customer Accounts with Revenue Greater than $100,000. As a measure of New Relic’s ability to scale with its customers and attract large enterprises to its platform, New Relic counts the number of Active Customer Accounts for which it has recognized greater than $100,000 in revenue in the trailing 12-months.
Percentage of Revenue from Active Customer Accounts Greater than $100,000. New Relic also looks at its percentage of overall revenue it receives from its Active Customer Accounts with revenue greater than $100,000 in any given quarter as an indicator of its relative performance when selling to New Relic’s large customer relationships or its smaller revenue accounts.
Net Revenue Retention Rate (“NRR”). NRR monitors the growth in use of New Relic’s platform by its existing active customer accounts and allows New Relic to measure the health of its business and future growth prospects. To calculate NRR, New Relic first identifies the cohort of Active Customer Accounts that were Active Customer Accounts in the same quarter of the prior fiscal year. Next, New Relic identifies the measurement period as the 12-month period ending with the period reported and the prior comparison period as the corresponding period in the prior year. NRR is the quotient obtained by dividing the revenue generated from a cohort of Active Customer Accounts in the measurement period by the revenue generated from that same cohort in the prior comparison period.
New Relic is a registered trademark of New Relic, Inc.
All product and company names herein may be trademarks of their registered owners.
###

Investor Contact
Ingo Friedrichowitz
New Relic, Inc.
IR@newrelic.com
Media Contact
Kerry Baker
New Relic, Inc
PR@newrelic.com

New Relic, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Revenue	$226,912	$195,694	$443,371	$376,178
Cost of revenue	64,783	64,262	128,676	123,526
Gross profit	162,129	131,432	314,695	252,652
Operating expenses:
Research and development	68,730	51,368	133,499	100,098
Sales and marketing	96,203	93,067	200,623	195,880
General and administrative	42,483	34,014	81,513	77,579
Total operating expenses	207,416	178,449	415,635	373,557
Loss from operations	(45,287)	(47,017)	(100,940)	(120,905)
Other income (expense):
Interest income	2,425	724	3,535	1,662
Interest expense	(1,233)	(1,228)	(2,465)	(2,454)
Other income (expense)	207	(43)	(2)	(379)
Loss before income taxes	(43,888)	(47,564)	(99,872)	(122,076)
Income tax provision (benefit)	(381)	506	(114)	53
Net loss	$(43,507)	$(48,070)	$(99,758)	$(122,129)
Net loss and adjustment attributable to redeemable non-controlling interest	(3,268)	(5,699)	2,744	(10,054)
Net loss attributable to New Relic	$(46,775)	$(53,769)	$(97,014)	$(132,183)
Net loss attributable to New Relic per share, basic and diluted	$(0.70)	$(0.84)	$(1.45)	$(2.07)
Weighted-average shares used to compute net loss per share, basic and diluted	67,207	64,277	66,816	63,811

New Relic, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	September 30, 2022	March 31, 2022
Assets
Current assets:
Cash and cash equivalents	$471,064	$268,695
Short-term investments	362,264	559,984
Accounts receivable, net of allowances of $2,562 and $3,073, respectively	112,612	226,182
Prepaid expenses and other current assets	25,172	29,447
Deferred contract acquisition costs	18,587	24,058
Total current assets	989,699	1,108,366
Property and equipment, net	62,183	68,368
Restricted cash	5,779	5,775
Goodwill	172,298	163,677
Intangible assets, net	18,453	15,636
Deferred contract acquisition costs, non-current	5,732	10,463
Lease right-of-use assets	44,599	50,465
Other assets, non-current	6,135	4,916
Total assets	$1,304,878	$1,427,666
Liabilities, redeemable non-controlling interest and stockholders’ equity
Current liabilities:
Accounts payable	$34,459	$32,545
Accrued compensation and benefits	36,520	37,023
Other current liabilities	35,125	36,098
Convertible senior notes, net	498,851	—
Deferred revenue	284,130	398,754
Lease liabilities	11,025	11,103
Total current liabilities	900,110	515,523
Convertible senior notes, net	—	497,663
Lease liabilities, non-current	42,842	49,809
Deferred revenue, non-current	1,156	108
Other liabilities, non-current	18,863	20,173
Total liabilities	962,971	1,083,276
Redeemable non-controlling interest	18,942	21,686
Stockholders’ equity:
Common stock, $0.001 par value	68	66
Treasury stock - at cost (260 shares)	(263)	(263)
Additional paid-in capital	1,215,315	1,114,221
Accumulated other comprehensive loss	(11,833)	(8,012)
Accumulated deficit	(880,322)	(783,308)
Total stockholders’ equity	322,965	322,704
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,304,878	$1,427,666

New Relic, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Six Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss attributable to New Relic	$(97,014)	$(132,183)
Net loss and adjustment attributable to redeemable non-controlling interest	$(2,744)	$10,054
Net loss:	$(99,758)	$(122,129)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	34,298	45,426
Stock-based compensation expense	74,734	79,758
Amortization of debt discount and issuance costs	1,188	1,176
Loss on facilities exit	2,717	—
Other	(588)	(124)
Changes in operating assets and liabilities, net of acquisition of business:
Accounts receivable, net	113,570	70,924
Prepaid expenses and other assets	2,075	(2,362)
Deferred contract acquisition costs	(3,489)	(758)
Lease right-of-use assets	5,411	5,077
Accounts payable	1,544	15,191
Accrued compensation and benefits and other liabilities	(5,519)	(12,111)
Lease liabilities	(7,045)	(4,177)
Deferred revenue	(113,575)	(103,022)
Net cash provided by (used in) operating activities	5,563	(27,131)
Cash flows from investing activities:
Purchases of property and equipment	(2,416)	(2,826)
Proceeds from sale of property and equipment	1,724	—
Cash paid for acquisition, net of cash acquired	(257)	(7,192)
Purchases of short-term investments	(50,373)	(134,350)
Proceeds from sale and maturity of short-term investments	243,475	155,613
Capitalized software development costs	(7,907)	(6,047)
Net cash provided by investing activities	184,246	5,198
Cash flows from financing activities:
Proceeds from employee stock purchase plan	6,062	5,417
Proceeds from exercise of employee stock options	6,502	7,614
Net cash provided by financing activities	12,564	13,031
Net increase (decrease) in cash, cash equivalents and restricted cash	202,373	(8,902)
Cash, cash equivalents and restricted cash at beginning of period	274,470	246,463
Cash, cash equivalents and restricted cash at end of period	$476,843	$237,561

New Relic, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of gross profit and gross margin:
GAAP gross profit	$162,129	$131,432	$314,695	$252,652
Plus: Stock-based compensation expense	1,533	1,303	2,877	2,375
Plus: Amortization of purchased intangibles	2,292	1,676	4,583	3,352
Plus: Amortization of stock-based compensation capitalized in software development costs	748	620	1,493	1,040
Plus: Employer payroll tax on employee equity incentive plans	71	53	119	105
Plus: Restructuring charges (1)	407	—	407	—
Non-GAAP gross profit	$167,180	$135,084	$324,174	$259,524
GAAP gross margin	72%	67%	71%	67%
Non-GAAP adjustments	2%	2%	2%	2%
Non-GAAP gross margin	74%	69%	73%	69%
Reconciliation of operating expenses:
GAAP research and development	$68,730	$51,368	$133,499	$100,098
Less: Stock-based compensation expense	(14,442)	(12,147)	(27,728)	(23,111)
Less: Employer payroll tax on employee equity incentive plans	(380)	(261)	(619)	(560)
Less: Restructuring charges (1)	(1,435)	—	(1,435)	—
Non-GAAP research and development	$52,473	$38,960	$103,717	$76,427
GAAP sales and marketing	$96,203	$93,067	$200,623	$195,880
Less: Stock-based compensation expense	(12,874)	(13,548)	(23,457)	(25,082)
Less: Employer payroll tax on employee equity incentive plans	(188)	(143)	(356)	(388)
Less: Restructuring charges (1)	(3,757)	3	(3,757)	(11,068)
Non-GAAP sales and marketing	$79,384	$79,379	$173,053	$159,342
GAAP general and administrative	$42,483	$34,014	$81,513	$77,579
Less: Stock-based compensation expense	(11,003)	(10,573)	(20,672)	(29,190)
Less: Transaction costs related to acquisitions	(929)	—	(929)	(361)
Less: Lawsuit litigation cost and other expense	(262)	—	(88)	—
Less: Employer payroll tax on employee equity incentive plans	(221)	(326)	(518)	(543)
Less: Restructuring charges (1)	(1,610)	6	(1,610)	(1,202)
Non-GAAP general and administrative	$28,458	$23,121	$57,696	$46,283
Reconciliation of income (loss) from operations and operating margin:
GAAP loss from operations	$(45,287)	$(47,017)	$(100,940)	$(120,905)
Plus: Stock-based compensation expense	39,852	37,571	74,734	79,758
Plus: Amortization of purchased intangibles	2,292	1,676	4,583	3,352
Plus: Transaction costs related to acquisitions	929	—	929	361
Plus: Amortization of stock-based compensation capitalized in software development costs	748	620	1,493	1,040
Plus: Lawsuit litigation cost and other expense	262	—	88	—
Plus: Employer payroll tax on employee equity incentive plans	860	783	1,612	1,596
Plus: Restructuring charges (1)	7,210	(9)	7,210	12,270
Non-GAAP income (loss) from operations	$6,866	$(6,376)	$(10,291)	$(22,528)
GAAP operating margin	(20)%	(24)%	(23)%	(32)%
Non-GAAP adjustments	23%	21%	20%	26%
Non-GAAP operating margin	3%	(3)%	(3)%	(6)%
Reconciliation of net income (loss):
GAAP net loss attributable to New Relic	$(46,775)	$(53,769)	$(97,014)	$(132,183)
Plus: Stock-based compensation expense	39,852	37,571	74,734	79,758
Plus: Amortization of purchased intangibles	2,292	1,676	4,583	3,352
Plus: Transaction costs related to acquisitions	929	—	929	361
Plus: Amortization of stock-based compensation capitalized in software development costs	748	620	1,493	1,040
Plus: Lawsuit litigation cost and other expense	262	—	88	—
Plus: Employer payroll tax on employee equity incentive plans	860	783	1,612	1,596
Plus: Amortization of debt discount and issuance costs	594	589	1,187	1,176
Plus: Adjustment to redeemable non-controlling interest	3,196	5,840	(2,670)	10,235
Plus: Restructuring charges (1)	7,210	(9)	7,210	12,270
Non-GAAP net income (loss) attributable to New Relic	$9,168	$(6,699)	$(7,848)	$(22,395)
Non-GAAP net income (loss) attributable to New Relic per share:
Basic	$0.14	$(0.10)	$(0.12)	$(0.35)
Diluted	$0.13	$(0.10)	$(0.12)	$(0.35)
Shares used in non-GAAP per share calculations:
Basic	67,207	64,277	66,816	63,811
Diluted	68,224	64,277	66,816	63,811
(1) Includes $0.5 million stock-based compensation expense for the six months ended September 30, 2021 due to the restructuring activities commenced in April 2021. There was no corresponding expense for the six months ended September 30, 2022.

New Relic, Inc.
Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow
(In thousands; unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$(37,446)	$(37,003)	$5,563	$(27,131)
Capital expenditures	(1,122)	(600)	(2,416)	(2,826)
Capitalized software development costs	(4,520)	(3,187)	(7,907)	(6,047)
Free cash flow (Non-GAAP)	$(43,088)	$(40,790)	$(4,760)	$(36,004)
Net cash provided by investing activities	$194,182	$791	$184,246	$5,198
Net cash provided by financing activities	$10,839	$8,234	$12,564	$13,031